Exhibit 10.4

MAKE-WHOLE AGREEMENT

This MAKE-WHOLE AGREEMENT (this “Agreement”) effective as of [__], 2014 (the “Effective Time”) is between Optex Systems Holdings, Inc., a Delaware corporation (the “Company”), Sileas Corp., a principal shareholder of the Company (“Sileas”), and the investor signatory hereto (the “Purchaser”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement or the Note (as such terms are defined herein).

RECITALS

WHEREAS, the Company and certain investors (including the Purchaser) (collectively, the “Buyers”) entered into the Note Purchase Agreement dated as of the Effective Date (the “Purchase Agreement”) pursuant to which the Company sold and the Buyers signatory thereto purchased, 12.0% convertible promissory notes of the Company (the “Notes”), upon the terms and subject to the conditions set forth in the Purchase Agreement;

WHEREAS, the Company anticipates listing its shares of Common Stock on The NASDAQ Capital Market (“NASDAQ” and the uplisting of the Common Stock to NASDAQ, the “Uplisting”);

WHEREAS, Sileas holds approximately 102,184,347 shares of the Company’s Common Stock and 926 shares of the Company’s Series A Preferred Stock which are convertible into an aggregate of 635,267,484 shares of the Company’s Common Stock (the “Conversion Shares” and, collectively with the 102,184,347 shares of the Company’s Common Stock, the “Make-Whole Shares”) and has agreed to assign certain of such Make-Whole Shares to the Buyer, pursuant to the terms and conditions set forth herein, until such time as the Company consummates the Uplisting (such date, the “Make Whole Termination Date”);

WHEREAS, concurrently herewith, Buyers (other than the Purchaser) (the “Other Buyers”), are executing agreements, waivers and consents identical to this Agreement (the “Other Agreements” and, together with this Agreement, the “Agreements”).

NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows, intending to be legally bound hereby:

1.            Make-Whole. Until the Make Whole Termination Date, on each Make-Whole Date, any applicable Make-Whole Amount (the “Additional Obligations”) on such Conversion Amount being converted or redeemed, as applicable, shall be payable to Purchaser, in shares of Make-Whole Shares (“Additional Shares”); provided however, that Sileas may, at its option following written notice to the Purchaser, pay such Additional Obligations on any Make-Whole Date in cash (“Cash Additional Payment”) or in a combination of Cash Additional Payment and Additional Shares. Sileas shall deliver a written notice (each, an “Additional Election Notice”) to Purchaser on or prior to the second (2nd) Trading Day immediately following the applicable Make-Whole Trigger Date (an “Additional Notice Due Date” and the date such notice is delivered to the Purchaser, the “Additional Notice Date”) which notice either (A) confirms that the Additional Obligations to be paid on such Make-Whole Date shall be paid entirely in Additional Shares or (B) elects to pay the Additional Obligations as a Cash Additional Payment or a combination of a Cash Additional Payment and Additional Shares and specifies the amount of Additional Obligations that shall be paid as a Cash Additional Payment and the amount of Additional Obligations, if any, that shall be paid in Additional Shares. Additional Obligations to be paid on a Make-Whole Date in Additional Shares shall be paid in a number of fully paid and non-assessable shares (rounded to the nearest whole share) of the Company’s Common Stock held by Sileas equal to the quotient of (1) the amount of Additional Obligations payable on such Make-Whole Date less any related Cash Additional Payment paid on such Make-Whole Date and (2) the Company Conversion Price in effect on the Make-Whole Date. To the extent such Make Whole Shares to be issued are Conversion Shares, Sileas shall take all action necessary to effect the conversion of its shares of the Company’s Series A Preferred Stock, including obtaining all required opinions of counsel and representation letters, at its own expense, in connection therewith, as soon as possible, but in no event later than one (1) Trading Day after the applicable Make-Whole Date.

2.            Payment in Additional Shares. When any Additional Shares are to be paid on a Make-Whole Date, Sileas shall deliver certificates representing such Additional Shares to be assigned to the transfer agent for the Company’s Common Stock (the “Transfer Agent”), along with dully executed medallion guaranteed stock powers endorsed for transfer to the Purchaser, along with any required instructions or additional documentation required by the Transfer Agent to effect the assignment of the Additional Shares to the Purchaser and, if required, counsel to the Company shall provide any required opinions of counsel to the Transfer Agent in connection therewith promptly upon request.

3.            Representations and Warranties of Sileas. Sileas hereby makes the following representations and warranties to the Purchaser, which may be relied on by any subsequent purchasers of the Purchaser’s Additional Shares and their counsel:

(a)            Sileas owns the Make-Whole Shares free and clear of all any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind. No creditor of Sileas, as of any date on which Sileas is required to assign Make-Whole Shares pursuant to the terms hereof, has any secured interest in or existing lien against, such Make-Whole Shares to be assigned.

(b)            Sileas has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out Sileas’s obligations hereunder. No consent, approval or agreement of any individual or entity is required to be obtained by Sileas in connection with the execution and performance by Sileas of this Agreement or the execution and performance by Sileas of any agreements, instruments or other obligations entered into in connection with this Agreement.

(c)            There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to Sileas’s knowledge, threatened against Sileas or any of Sileas’s properties. There is no judgment, decree or order against Sileas that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

(d)            There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations pending or, to Sileas’s knowledge, threatened against Sileas or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation. No bankruptcy, receivership or debtor relief proceedings are pending or, to Sileas’s knowledge, threatened against Sileas.

(e)            Sileas owns in excess of 50.1% of the issued and outstanding Series A Preferred Stock of the Company, and, as required by Section 6 of the certificate of designation for the Series A Preferred Stock, it hereby consents to the transactions set forth in the Purchase Agreement, including the issuance of the convertible notes being issued thereunder and the conversion of all such notes into common stock of the Company, and issuance of all shares with respect thereto.

4.            Representations and Warranties of Purchaser. The Purchaser hereby makes the following represents and warranties to Sileas:

 (a)     Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. No consent, approval or agreement of any individual or entity is required to be obtained by the Purchaser in connection with the execution and performance by the Purchaser of this Agreement or the execution and performance by the Purchaser of any agreements, instruments or other obligations entered into in connection with this Agreement.

5.            Certain Definitions.

(a)	“Make-Whole Amount” means the amount equal to the difference obtained by subtracting (1) the amount of interest (calculated at the Treasury Rate) that the Purchaser would earn on an investment equal to the applicable Make-Whole Remaining Interest for the period from the date of the applicable related event resulting in the reduction of the Principal amount

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outstanding under the Note until the Maturity Date from (2) the applicable Make-Whole Remaining Interest.

(b)	“Make-Whole Date” (i) each Conversion Date, (ii) Change of Control Redemption Date, (iii) Event of Default Redemption Date, (iv) the Maturity Date and (v) any other applicable date when payment of a Make-Whole Amount may be due under the Note in connection with a payment, redemption or conversion thereunder.

(c)	“Make-Whole Remaining Interest” means the amount equal to any Interest, if any, that, but for the applicable related event resulting in the reduction of the Principal amount outstanding under the Note, would have accrued with respect to the applicable Conversion Amount being converted or redeemed at the Interest Rate (assuming the Interest Rate then in effect as of the applicable related event resulting in the reduction of the Principal amount outstanding under this Note is the Interest Rate through the Maturity Date) for the period from the applicable related event resulting in the reduction of the Principal amount outstanding under the Note through the Maturity Date.

(d)	“Make-Whole Trigger Date” means the applicable date triggering the requirement to pay the Make-Whole Amount.

6.            Sileas Covenant. Sileas agrees that, until the Termination Date, it will maintain beneficial ownership over such number of Make Whole Shares as may be required to fulfil its obligations in full under this Agreement.

7.            Independent Nature of Purchaser's Obligations and Rights. The obligations of the Purchaser under this Agreement or any other Transaction Document are several and not joint with the obligations of any Other Buyer, and the Purchaser shall not be responsible in any way for the performance of the obligations of any Other Buyer under any Transaction Document or Other Agreement. Nothing contained herein or in any Other Agreement or any other Transaction Document, and no action taken by the Purchaser pursuant hereto, shall be deemed to constitute the Purchaser and Other Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchaser and Other Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement, any Other Agreement or any other Transaction Document, and the Company acknowledges that the Purchaser and the Other Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement, any Other Agreement and any other Transaction Document. The Company and the Purchaser confirm that the Purchaser has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, any Other Agreement or out of any other Transaction Documents, and it shall not be necessary for any Other Buyer to be joined as an additional party in any proceeding for such purpose.

8.            No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

9.            Non-Public Information. Within the time constraints proscribed by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement and the Purchase Agreement in the form required by the Exchange Act, and attaching the form of this Agreement, the Purchase Agreement, the Note and any other required exhibit (including all attachments, the “8-K Filing”). From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to the Purchaser by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the this Agreement.

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10.            Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

11.            No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

12.            Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

13.            Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

14.            Scope. Except as explicitly set forth herein, the Transaction Documents remain unmodified and in full force and effect.

15.            Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

16.            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns in accordance with the terms of the Note.

17.            Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS CONSENT OR ANY TRANSACTION CONTEMPLATED HEREBY

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18.            Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any person with respect to the amendments, waivers and consents contemplated hereby, is or will be more favorable to such person than those of the Purchaser under this Agreement. The provisions of this Section 17 shall apply similarly and equally to each Other Agreement.

[Signatures appear on following page.]

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IN WITNESS WHEREOF, the Purchaser and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

OPTEX SYSTEMS HOLDINGS, INC.

By:
Name:
Title:

SILEAS CORP.

By:
Name:
Title:

IN WITNESS WHEREOF, the Purchaser and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

PURCHASER:

By: